UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2015 (April 8, 2015)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 802

Providencia, Santiago de Chile

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On April 8, 2015, Li3 Energy, Inc. (the “Company”) entered into Amendment No. 1 to the Employment Services Agreement (collectively the “Employment Agreement Amendments”) of each of Luis Saenz, its President and Chief Executive Officer, (“Saenz”) and Luis Santillana, its Chief Financial Officer, Secretary and Treasurer (“Santillana” and, together with Saenz, the “Executives”). The Employment Agreement Amendments amend the terms of the Executives’ original employment agreements with the Company to, among other things: (i) establish December 31, 2015 as the termination date for the employment agreement (the “Termination Date”) and (ii) decrease the base salary for the Executives. Specifically, Mr. Saenz’ base salary will be decreased from $250,000 per annum to (i) $125,000 per annum for the period between April 1, 2015 and June 30, 2015 and (ii) $62,500 per annum for the period between July 1, 2015 and December 31, 2015. Mr. Santillana’s base salary will be decreased from $185,000 per annum to (x) $92,500 per annum for the period between April 1, 2015 and June 30, 2015 and (y) $46,250 per annum for the period between July 1, 2015 and December 31, 2015.

The Employment Agreement Amendments also provide that the Company is not obligated to make any severance payments to the Executives, other than their respective base salaries, for periods after the Termination Date. In addition, the Employment Agreement Amendments provide that if the Company terminates an Executive’s employment or if the Executive voluntarily resigns within ninety days of a corporate event (as defined in the Employment Agreement Amendments), the Company shall (A) pay the Executive the base salary owed to such Executive through the Termination Date, and (B) purchase all shares of common stock of the Company (“Common Stock”) held by the Executive at the date of such corporate event, at a per share price equal to the greater of: (x) the closing price of the Common Stock on the date immediately preceding the date of such event, or (y) if applicable, the per-share purchase price paid for by the acquiring party in connection with such event. The Company is not required to make any payments to the Executives for a corporate event that was approved unanimously by the Company’s board of directors.

As consideration for entry into the Employment Agreement Amendments, the Company agreed to immediately issue to Saenz and Santillana 8,928,571 and 4,285,715 shares of Common Stock, respectively.

The foregoing description is qualified in its entirety by reference to the actual Employment Agreement Amendments, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Employment Services Agreement between the Company and Luis Saenz, dated April 8, 2015

10.2	Amendment No. 1 to Employment Services Agreement between the Company and Luis Santillana, dated April 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: April 9, 2015	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer